UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

LANTRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2025, the board of directors (the “Board”) of Lantronix, Inc. (the "Company") approved an increase in the size of the Board from four to five members, and appointed Dr. Sailesh Chittipeddi as a non-employee director to fill the vacancy created by the increase in the size of the Board, effective as of May 6, 2025. There is no arrangement or understanding pursuant to which Dr. Chittipeddi was appointed as a director, and there are no related party transactions between the Company and Dr. Chittipeddi that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Chittipeddi will be compensated for his services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.32 to the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission ("SEC”) on August 29, 2022. Pursuant to these arrangements, Dr. Chittipeddi will be granted 13,751 restricted stock units ("RSUs”), with a grant date of May 6, 2025, under the Company’s 2020 Performance Incentive Plan. These RSUs will vest in full on November 5, 2025, the first anniversary of the Company’s 2024 annual meeting of stockholders. This RSU grant represents a pro-rated amount of the annual equity grant to the Company’s non-employee directors.

The Board has determined that Dr. Chittipeddi satisfies the independence and financial literacy requirements under the applicable rules and regulations of the Nasdaq Stock Market and the SEC.

Also on May 6, 2025, the Board appointed Dr. Chittipeddi to serve as a member of the Audit Committee of the Board, effective immediately, and Narbeh Derhacobian ceased serving as a member of the Audit Committee. Mr. Derhacobian will continue to serve as a member of the Board and a member of the Compensation Committee and Corporate Governance and Nominating Committee.

In connection with Dr. Chittipeddi’s appointment as a director of the Company, the Company and Dr. Chittipeddi will enter into an Indemnification Agreement, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 20, 2016.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on May 12, 2025, announcing the appointment of Dr. Chittipeddi to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated May 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Brent Stringham
Brent Stringham Chief Financial Officer

Date: May 12, 2025

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